Exhibit 99.1

IO Biotech Announces Appointment of New Chief Financial Officer

New York, New York – October 13, 2022: IO Biotech (Nasdaq: IOBT), a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform, today announced the appointment of Amy Sullivan as the company’s new Chief Financial Officer.

“We are pleased to welcome Amy to the executive team,” said Mai-Britt Zocca, Ph.D., President and Chief Executive Officer of IO Biotech. “Her financial prowess and successful track record guiding biotechnology companies through significant organizational growth will be an invaluable addition to IO Biotech. On behalf of the entire leadership team, I look forward to Amy’s many contributions as we continue to mature our business and advance our promising pipeline of novel cancer immunotherapies.”

Ms. Sullivan is a seasoned life sciences professional with more than 25 years of experience raising capital and building and managing corporate biotechnology and life sciences brands. Ms. Sullivan joins IO Biotech from TABA, BV, where she served as chief financial officer. Prior to her time with TABA, Ms. Sullivan was chief strategy officer for Euronext-listed Kiadis Pharma where she was responsible for all aspects of fundraising and capital formation strategy, repositioning the company after a clinical failure, and played a critical role in the company’s sale to Sanofi. Prior to Kiadis, Ms. Sullivan served Keryx Biopharmaceuticals where she was senior vice president of corporate affairs, responsible for all aspects of investor relations, corporate communication, and public affairs, during a period of high growth, commercialization of the company’s first FDA-approved medicine and, ultimately, a merger. Prior to Keryx, Ms. Sullivan served as head of corporate communications and investor relations at AMAG Pharmaceuticals, Idenix Biopharmacueticals and Genencor International. Earlier in her career, Ms. Sullivan served in roles of increasing responsibility in both agencies and Fortune 500 companies. Ms. Sullivan has her bachelor of science degree in business from Salem State University and her masters of business administration from Bentley University.

“I am honored to join IO Biotech at this exciting time in the company’s evolution,” said Ms. Sullivan. “Since its founding in 2014, IO Biotech has built a tremendous team of industry veterans with the expertise and capabilities to reimagine oncology research and drug development, and a blue-chip investor syndicate to enable this bold vision. I am eager to work with the team to drive the company’s strategy as we aim to discover and continue to develop a portfolio of product candidates that can disrupt the way cancer is treated.”

About IO Biotech

IO Biotech is a clinical-stage biopharmaceutical company developing novel, immune-modulating cancer therapies based on its T-win® technology platform. The T-win® platform is a novel approach to cancer immunotherapy designed to activate naturally occurring T cells to target immunosuppressive mechanisms. IO Biotech is advancing in clinical studies its lead immuno-oncology candidate, IO102-IO103, targeting IDO and PD-L1, and through clinical and preclinical development its other pipeline candidates. IO Biotech is headquartered in Copenhagen, Denmark and has additional offices within the United States (New York, New York and Rockville, Maryland) and United Kingdom (Monmouthshire).

For further information, please visit www.iobiotech.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, including regarding future clinical trials and results, are based on IO Biotech’s current assumptions and expectations of future events and trends, which affect or may affect its business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Except to the extent required by law, IO Biotech undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise.

Company Contact:

Mai-Britt Zocca, Ph.D.

President and CEO

IO Biotech, Inc.

mz@iobiotech.com

Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

212-915-2577

cdavis@lifesciadvisors.com

Media Contact:

Raena Mina, Ph.D.

LifeSci Communications

646-606-1438

rmina@lifescicomms.com